SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 12, 2004

NORTH STATE BANCORP

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

000-49898	65-1177289
(Commission file Number)	(IRS Employer ID Number)

6200 Falls of the Neuse Road, Raleigh, North Carolina 27609

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 855-9925

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On October 8, North State Bancorp issued a press release announcing its third quarter 2004 earnings. The press release stated that earnings per share were $0.19 and $0.46 for the quarter and nine months ended September 30, 2004, respectively. However, these figures did not give effect to the 15% stock dividend in the form of a 23-for-20 stock split that was announced on September 27, 2004 and for which the record date was October 8, 2004 and the payment date was October 20, 2004. On a pro forma basis, and after giving effect to the 15% stock dividend, earnings per share would have been $0.17 and $0.40 for the quarter and nine months ended September 30, 2004, respectively.

Item 7.01. Regulation FD Disclosure.

On October 8, 2004, North State Bancorp issued a press release announcing its operating and financial results for the quarter ended September 30, 2004. A copy of the press release, as amended to include the correct earnings per share numbers, is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

The information furnished in this Item 12 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific release in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1	Press Release of North State Bancorp dated November ??, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH STATE BANCORP

Date: November 10, 2004	/s/ Larry D. Barbour
Larry D. Barbour
President and Chief Executive Officer

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